Exhibit 10.2

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2008, is entered into by and among the financial institutions signatory hereto (each a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, “Agent”), NAUTILUS, INC., a Washington corporation (“US Borrower”), NAUTILUS INTERNATIONAL S.A., a Swiss private share company (“Swiss Borrower”, and together with US Borrower, collectively, “Borrowers”).

RECITALS

A. Borrowers, Agent and the Lenders have previously entered into that certain Loan and Security Agreement dated as of January 16, 2008 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Borrowers have requested that Agent and the Lenders amend the Loan Agreement, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The definition of “Revolver Commitment” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders. Following the Closing Date, the Revolver Commitments shall be automatically increased on the date of any repayment of any portion of the Term Loans to include the amount of such repayment; provided that (i) unless the aggregate Revolver Commitments have been increased pursuant to Section 2.1.7, the Revolver Commitments shall not exceed (A) during the period from the Closing Date through the earlier to occur of the second Business Day following Borrowers’ receipt of proceeds from the Disclosed Sale or April 30, 2008, $100,000,000, or (B) thereafter, $70,000,000, and (ii) in the event the Revolver Commitments have been increased pursuant to Section 2.1.7, the Revolver Commitments shall not exceed (A) during the period from the Closing Date through the earlier to occur of the second Business Day following Borrowers’ receipt of proceeds from the Disclosed Sale or April 30, 2008, $125,000,000, or (B) thereafter, $95,000,000.”

(b) The definition of “Term Loan Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:

“Term Loan Maturity Date: the earliest to occur of (a) April 30, 2008, (b) the date of consummation of the Disclosed Sale, or (c) the closing date of the Proposed IP Financing.”

(c) Section 2.1.7(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Provided there exists no Default or Event of Default, upon notice to Agent (which shall promptly notify the Lenders), Borrowers may request an increase in the Revolver Commitments to an amount not more than (i) during the period from the Closing date through the earlier to occur of the second Business Day following Borrowers’ receipt of proceeds from the Disclosed Sale or April 30, 2008, $125,000,000, or (ii) thereafter, $95,000,000, in the aggregate. At the time of sending such notice, Borrowers (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify Agent within such time period whether or not it agrees to increase its Commitment with respect to Loans and Letters of Credit and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase such Commitment. Agent shall notify Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of the requested increase, Agent may or Borrowers may, with the prior consent of Agent, invite additional lending institutions that constitute Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel.”

(d) Section 5.3.1 of the Loan Agreement is hereby amended and restated to read as follows:

“5.3.1 Payment of Principal. The principal amount of the Term Loans shall be repaid as follows: (i) a principal payment in the amount of $3,000,000 to be made on or before March 31, 2008, and (ii) principal payments on the first Business Day of each month in consecutive monthly installments of $513,889, commencing on February 1, 2008 and continuing until the Term Loan Maturity Date, on which date all principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the Pro Rata benefit of Term Loan Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.”

2. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

(a) Amendment. Agent shall have received this Amendment and the Acknowledgment of Guarantor attached hereto fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Term Loan Principal Payment. Agent shall have received a principal payment in the amount of $3,000,000 to be applied to the outstanding Term Loan.

(c) Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(d) No Default. No event has occurred and is continuing that constitutes an Event of Default.

(e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

3. Representations and Warranties. Each Borrower represents and warrants as follows:

(a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Loan Document to which such Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document to which such Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks). The consent to forum and arbitration provisions set forth in Section 14.14 of the Loan Agreement are hereby incorporated in this Amendment by reference.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

6. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and the Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

7. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8. Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower as against Agent or any Lender with respect to the Obligations.

9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

NAUTILUS, INC., a Washington corporation

By:
Name:
Title:

NAUTILUS INTERNATIONAL S.A., a Swiss private share company

By:
Name:
Title:

AGENT AND LENDERS

BANK OF AMERICA, N.A., as Agent and as sole Lender

By:
Name:
Title:

ACKNOWLEDGEMENT BY GUARANTOR

Dated as of March __, 2008

The undersigned, being a Guarantor (“Guarantor”) under that certain Guaranty and Security Agreement dated as of January 16, 2008 made in favor of Agent (“Guaranty”), hereby acknowledges and agrees to the foregoing Second Amendment to Loan and Security Agreement (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Agent has informed Guarantor of the matters set forth above, and Guarantor has acknowledged the same, Guarantor understands and agrees that Agent has no duty under the Loan Agreement, the Guaranty or any other agreement with Guarantor to so notify Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

DASHAMERICA, INC.,
a Colorado corporation

By:
Name:
Title: